AGREEMENT

THIS AGREEMENT is entered into between BOARD OF COUNTY COMMISSIONERS FOR YAKIMA COUNTY, WASHINGTON, herein the "County", the address of which is 128 N. 2nd Street, Yakima, Washington, 98901, and CONMED, INC., the address of which is 9375 Chesapeake Street, Suite 203, LaPlata, Maryland 20646, hereinafter the "Contractor".

WITNESSETH:

In consideration of the terms and conditions contained herein and the attached document, which is made a part of this Agreement by this reference, the parties hereto agree as follows:

1. Except as provided below in Section 2 hereof, the Contractor shall do all work and furnish all materials necessary for performing the work in accordance with and as described in the attached RFP Inmate Health Care dated July 19, 2006 ("RFP").

2. Notwithstanding anything in the RFP to the contrary, the following staffing matrix replaces Exhibit A to the RFP. To the extent this revised staffing matrix is in conflict with any other provision of this Agreement (including, but not limited to, the RFP), the revised staffing matrix controls.

Medical Staff	**FTE**	**Hourly Rates**
MD/ Med Director	0.75	$130.00
Director of Nursing	0	$ 32.00
Staff RN	6	$ 31.00
Staff LPN	4.55	$ 25.00
INTAKE QHCP	2.45	$ 13.00
Administrative staff		
HSA	1	$ 38.00
Admin Assistant	1	$ 14.00
Secretary	3	$ 12.00
Total FTE's	18.75	

3. The County agrees to pay for the work as set forth in the RFP at the time and in the manner and upon the conditions provided.

4. This Agreement contains all terms and conditions agreed upon by the parties. No change or addition to this Agreement shall be valid or binding upon either party unless such change or addition is in writing and executed by both parties. All terms of the attached RFP are incorporated herein by this reference.

5. The parties agree that the Contractor is an independent contractor and not an agent or employee of the County. Agents, employees, servants, or representatives of the Contractor shall not be deemed to be employees, agents, servants, or representatives of the County for any

purpose. Employees of the Contractor are not entitled to any benefits the County provides for County employees.

6. The Contractor agrees that it shall not discriminate against any person on the grounds of race, creed, color, religion, national origin, sex, age marital status, political affiliation or belief, or the presence of any sensory, mental or physical handicap in violation of the Washington State Law Against Discrimination (RCW chapter 49.60) or the Americans with Disabilities Act (42 U.S.C. 12101, et seq.) In the event the Contractor violates this provision and the Contractor fails to cure any such violation after thirty (30) days' written notice from the County, then the County may terminate this Agreement immediately and may bar the Contractor from performing any services for the County in the future.

7. The Contractor shall not assign or subcontract any portion of the contracted activities without obtaining prior written approval from the County.

8. Either party may terminate this Agreement upon one hundred twenty (120) days' written notice sent by certified mail to the addresses listed above. If the Contractor fails to comply with the terms and conditions of this Agreement, the County may pursue such remedies as are legally available, including, but not limited to, the immediate termination of this Agreement.

9. The Contractor shall indemnify and hold harmless the County, its officers, agents and employees, from all liability, loss of damage, including costs of defense they may suffer as a result of claims, demands, actions, damages, costs or judgments which result solely from the activities to be performed by the Contractor, its agents, employees, or subcontractors pursuant to this Agreement.

10. The Contractor shall provide to the County proof of insurance in the amounts required under the RFP. The County shall be named as an additional insured on such insurance policies as necessary to comply with the coverages set forth in the RFP.

11. This Agreement shall be governed by the laws of the State of Washington. Any action, suit, or judicial proceeding arising out of this Agreement shall be brought in the Superior Court for the State of Washington in Yakima County, Washington.

12. The term of this Agreement shall be from September 5, 2006 to September 4, 2007, and may be extended from year to year, not to exceed five (5) years, by mutual written consent of the parties.

13. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

Dated this 12 day of August, 2006.

CONTRACTOR

Signature

Title

Company

Address

City State Zip

Federal ID#

COUNTY

Christina S. Steiner

Attest: ~~Kristina Durand~~

Deputy Clerk of the Board

Jesse S. Palacios, Chairman

Michael D. Leita, Commissioner

Excused

Ronald F. Gamache, Commissioner

CONSTITUTING THE BOARD OF COUNTY COMMISSIONERS FOR YAKIMA COUNTY, WASHINGTON

SEAL OF THE BOARD OF YAKIMA COUNTY COMMISSIONERS STATE OF WASHINGTON

Reviewed and Approved as to form:

Paul E. McIlrath
Senior Deputy Prosecuting Attorney

AMENDMENT TO AGREEMENT

This Amendment is meant to add services to the existing Agreement between the BOARD OF COMMISSIONERS OF YAKIMA COUNTY, WASHINGTON (herein after "County"), the address of which is 128 N. 2nd Street, Yakima, Washington 98901 and CONMED, INC. (herein after "Contractor"), the address of which is 9375 Chesapeake Street, Suite 203, La Plata, Maryland 20646, covering services related to the **RFP Inmate Health Care dated July 19, 2006** (the "Agreement"), and is entered into the 3 day of April, 2007 by and between the County and the Contractor.

WITNESSETH:

In consideration of the terms and conditions contained herein and the terms and conditions of the existing Agreement, the parties agree as follows:

1. The Contractor agrees to do all the work and furnish all the services and materials necessary to perform the work described in the attached document, titled "**Proposal for Pharmacy Services for Yakima County Department of Corrections, February 16, 2007**", which is made part of the Amendment by this reference.

2. This Amendment contains all the terms and conditions regarding delivery of comprehensive pharmacy services agree upon by the parties. No change or addition to this Amendment shall be valid or binding upon either party unless such change or addition is in writing and executed by both parties.

3. The County acknowledges that the Contractor will sub-contract with Westwood Pharmacy for performance of certain services as described in the attached proposal referenced above.

4. The cost in the amount of $475,682 for the first twelve (12) months is based on the gross charges for prescription medications, not reflective of credits received for return of un-used portions of prescribed quantities of medication. The Contractor will provide the County with a monthly accounting of all partially used prescriptions, the quantities returned and any credits received by the Contractor for the return of any un-used portions of said prescriptions. The Contractor will provide the County with a credit equal to the net credits (credits minus restocking charges) received by the Contractor, on a calendar quarterly basis, within 45 days of the end of the calendar quarter.

5. The initial term of this Amendment will be for a period of eighteen (18) months, commencing on the 1 day of July, 2007, and may be extended on a yearly basis thereafter, for up to two (2) additional years, by mutual written consent of both parties. **The cost of the proposed services for this initial 18 month term will be $713,523**, payable in monthly installments of $39,640.17. An eight percent (8%) escalator will be added for each year this Amendment is extended, based on the expected escalation in pharmaceutical costs.

6. The Contractor shall not be deemed in violation of this Amendment if it is prevented from performing any of its obligations hereunder for any reason beyond its control, including, without limitation, strikes, inmate disturbances, acts of God, civil or military authority, acts of

public enemy, war, accidents, fire, explosions, earthquakes, floods, failure of transportation, or any similar cause reasonably beyond the control of either party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

CONTRACTOR

[signature]
Signature

CHIEF EXECUTIVE OFFICER
Title

Conmed Healthcare Mgt.
Company

4/16/2007
Date

COUNTY

Signature

Title

Date

ATTEST:

Christina S. Steiner
Clerk of the Board

APPROVED AS TO FORM:

Paul McIlrath, Yakima County
Senior Deputy Prosecuting Attorney

BOARD OF COUNTY COMMISSIONERS

Michael D. Leita, Chairman

Ronald F. Gamache, Commissioners

Rand Elliott, Commissioner
Constituting the Board of County Commissioners for Yakima County, Washington